UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

The information and definitions set forth under Item 2.03 of this report on Form 8-K are hereby incorporated in Item 1.01 by reference.

In addition, on January 27, 2005, Alliance Laundry entered into the following agreements:

Employment Agreement

In 1998, Alliance Laundry Systems LLC (“Alliance Laundry”) entered into an employment agreement with Thomas F. L’Esperance, Alliance Laundry’s Chief Executive Officer and President, which agreement was amended on July 23, 2003 to renew for additional one year periods beginning on May 4, 2003 and each anniversary thereof, unless Alliance Laundry or Messr. L’Esperance provides written notice not to renew the agreement. On January 27, 2005, in connection with the consummation of the acquisition of Alliance Laundry Holdings LLC (“Holdings”) by ALH Holding Inc. (“ALH”), as described under Item 5.01 below (the “Acquisition”), Alliance Laundry amended and restated the employment agreement with Messr. L’Esperance to revise Messr. L’Esperance’s minimum base salary and target bonus.

Severance Protection Agreements

On January 27, 2005, in connection with the Acquisition, Alliance Laundry entered into new executive severance protection agreements with each of Jeffrey J. Brothers, Senior Vice President, Sales and Marketing of Alliance Laundry, William J.Przybysz, Vice President and General Manager Marianna Operations of Alliance Laundry, Bruce P. Rounds, Vice President and Chief Financial Officer of Alliance Laundry, R. Scott Gaster, Vice President and General Manager of Ripon Operations of Alliance Laundry, Robert T. Wallace, Vice President and Corporate Controller of Alliance Laundry and Scott L. Spiller, Vice President, Chief Legal Officer and Secretary of Alliance Laundry. Under the new agreements, these executives are entitled to 12 months salary and benefits continuation, plus a pro-rata bonus for the year of termination, in the event of an involuntary termination without cause by Alliance Laundry. In consideration of the enhanced severance benefits, the executives agreed to be bound by certain post-termination of employment restrictive covenants.

Post-Closing Retention Bonuses

On January 27, 2005, in connection with the Acquisition, Alliance Laundry entered into new retention bonus agreements with each of Messrs. L’Esperance, Brothers, Przybysz, Rounds, Gaster, Wallace and Spiller. Under the retention bonus agreements, these executives are entitled to receive special retention bonus awards upon the second anniversary of the closing date of the Acquisition, subject generally to their continued employment with Alliance Laundry through such date. The aggregate amount of retention bonuses payable under these agreements is approximately $2.3 million.

ALH Stock Option Plan

On January 27, 2005, in connection with the Acquisition, ALH established a stock option plan, primarily for the benefit of Alliance Laundry’s executive officers. As of the closing date of the Acquisition, ALH granted stock options representing 10% of the fully diluted common shares of ALH among Messrs. L’Esperance, Brothers, Przybysz, Rounds, Gaster, Wallace and Spiller. Sixty percent (60%) of the options granted will vest in five equal annual installments on each of the first five anniversaries of the closing date, with the potential for accelerated vesting upon a change in control of Alliance Laundry. The remaining 40% of the option pool will be “performance options” that will have the opportunity to vest in five annual installments based on Alliance Laundry’s achievement of certain specified annual or cumulative earnings targets during fiscal years 2005 through 2009. The performance options may also vest based on the realization by ALH shareholders of certain specified values upon a subsequent sale of ALH.

Registration Rights Agreement

On January 27, 2005, in connection with the Acquisition, ALH entered into a registration rights agreement with OTPP and the parties to the stockholders agreement (described under Item 5.01 below). The registration rights agreement contains usual and customary terms including those relating to demand registration rights and tag-along registration rights.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

New Senior Secured Credit Facility

On January 27, 2005, in connection with the Acquisition, Alliance Laundry entered into a $250,000,000 senior secured credit facility pursuant to a Credit Agreement among Alliance Laundry Holdings LLC, a Delaware limited liability company (“Holdings”), Alliance Laundry, ALH Finance LLC, a Delaware limited liability company (“ALH Finance”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc., as sole advisor, sole lead arranger and sole bookrunner, The Bank of Nova Scotia, as syndication agent, LaSalle Bank National Association and Royal Bank of Canada, as co-documentation agents and Lehman Commercial Paper Inc., as administrative agent. Pursuant to the Guarantee and Collateral Agreement, dated January 27, 2005 (the “Guarantee”), made by Holdings, Alliance Laundry and Alliance Laundry Corporation, a Delaware corporation and Alliance Laundry’s wholly-owned subsidiary, the obligations under the Credit Agreement are secured by a lien on substantially all of Holdings’, Alliance Laundry’s and Alliance Laundry Corporation’s assets and substantially all of the assets of their future direct and indirect domestic subsidiaries (other than off-balance sheet securitization entities) and are guaranteed by Holdings and Alliance Laundry Corporation and their future direct and indirect domestic subsidiaries (other than off-balance sheet securitization entities). The credit facility consists of a six-year $50.0 million revolving credit facility and a seven-year $200.0 million term loan facility. On the closing date the term loan facility was drawn in full (the “Term Loan”), but the revolving credit facility remained undrawn, except for the refinancing of outstanding letters of credit.

Alliance Laundry became the borrower under the Credit Agreement upon the merger of ALH Finance with and into Alliance Laundry on January 27, 2005, with Alliance Laundry as the surviving entity. ALH Finance used the term borrowings under the Credit Agreement, together with the net proceeds from the sale of its new 8 1/2% senior subordinated notes due 2013 issued on January 27, 2005 and new equity capital to fund the adjusted equity purchase price for the Acquisition, repay outstanding debt, (including indebtedness under Alliance Laundry’s then outstanding senior secured credit facility, Alliance Laundry’s and Alliance Laundry Corporation’s then outstanding senior subordinated notes, certain junior subordinated promissory notes and unreturned capital on outstanding preferred units) and to pay related transaction costs. Borrowings under the revolving credit facility are available for general corporate purposes.

Borrowings under the credit facility will bear interest, at the option of the borrowers, at a rate equal to an applicable margin plus (a) the base rate, which will be the higher of (1) the prime lending rate as set forth on the British Banking Association Telerate page 5 and (2) the federal funds effective rate from time to time plus 0.5% (“Base Rate”) or (b) the eurodollar rate, which will be the rate, elected by Alliance Laundry, at which eurodollar deposits for one, two, three or six months are offered in the interbank eurodollar market (“Eurodollar Rate”). The applicable margin for the revolving credit facility is initially 1.50% with respect to base rate loans and 2.50% with respect to eurodollar loans. The applicable margin for the term loan facility is initially 1.25% with respect to base rate loans and 2.25% with respect to eurodollar loans. The applicable margin for the revolving credit facility is subject to step-downs ranging from 0.25 to 0.5 percentage points, and the applicable margin for the term loan facility is subject to a step-down of 0.25 percentage points, in each case, if Holdings, Alliance Laundry, Alliance Laundry Corporation and their subsidiaries on a consolidated basis meet certain leverage ratios. Borrowings under both the term loan facility and the revolving credit facility may be converted from time-to-time, subject to certain conditions, to bear interest at the Eurodollar Rate plus the applicable margin or the Base Rate plus the applicable margin, as applicable. Upon the occurrence of any payment default, all outstanding amounts under the credit facility will bear interest at a rate equal to the rate then in effect with respect to such borrowings (or in the case of reimbursement obligations under letters of credit, the rate then applicable to base rate loans) under the revolving credit facility, plus 2% per annum. As to any loan bearing interest at the Base Rate plus the applicable margin, interest shall be payable in arrears on the first day of each April, July, October and January and at the final maturity date. As to any loan bearing interest at the Eurodollar Rate plus applicable margin, interest will be payable periodically based on the applicable interest rate in arrears. If the Eurodollar Rate is a eurodollar rate longer than three months interest will be payable periodically each day that is three months, or a whole multiple thereof, after the first day of such interest period and the last day of such interest period. Interest is also payable as to any loan under the Credit Agreement (other than any revolving credit loan that bears interest at the Base Rate plus the applicable margin and any swing line loan) at the date of any repayment or prepayment made in respect of such loan. The Term Loan matures in 28 consecutive quarterly installments, commencing on June 30, 2005, each of the first 27 of which shall be in an amount equal to 0.25% of the aggregate principal amount of the Term Loan and the last of which shall be in an amount equal to 93.25% of the aggregate principal amount of the Term Loan outstanding upon the closing of the Credit Agreement.

In addition, Alliance Laundry is obligated to pay the lenders a quarterly commitment fee equal to one half of 1% per annum on the average daily unused portion of the $50.0 million revolving loan commitment. Alliance Laundry is also obligated to pay a commission on all outstanding letters of credit in the amount of an applicable margin then in effect with respect to eurodollar loans under the revolving credit facility as well as fronting fees on the aggregate drawable amount of all outstanding letters of credit.

The Credit Agreement contains a number of negative covenants that limit Holdings, Alliance Laundry, Alliance Laundry Corporation and certain of their subsidiaries from, among other things, incurring other indebtedness, entering into merger, consolidation, liquidation or dissolution transactions, disposing of their assets, making certain restricted payments, creating any liens on their assets, creating guarantee obligations, entering into sale and leaseback transactions and transactions with affiliates, changing lines of business and changing the passive holding company status of Holdings. The credit facility also requires the maintenance of certain quarterly financial and operating ratios, including an interest coverage ratio and a total leverage ratio.

The Credit Agreement includes usual and customary events of default for facilities of this nature (with customary grace periods, as applicable) and provides that, if there is an event of default, payment of all amounts payable under the Credit Agreement may be accelerated and the administrative agent may proceed against the collateral securing the obligations under the Credit Agreement. Upon certain insolvency or bankruptcy related events of default with respect to Holdings, Alliance Laundry or any of their material subsidiaries, the commitments under the Credit Agreement shall immediately terminate and any outstanding loans under the Credit Agreement shall immediately become due and payable.

Alliance Laundry will be required to prepay amounts outstanding under the credit facility in an amount equal to:

•	50% of the net proceeds from any sale or issuance of equity by Holdings or by Alliance Laundry or any of its direct or indirect subsidiaries, subject to customary exceptions;

•	100% of the net proceeds from any incurrence of certain indebtedness (other than indebtedness permitted under the Credit Agreement) by Holdings or by Alliance Laundry or any of its direct or indirect subsidiaries;

•	100% of the net proceeds from any sale or other disposition or loss by Holdings or by Alliance Laundry or any of its direct or indirect subsidiaries of any assets, excluding the sale of inventory in the ordinary course, trade receivables and equipment notes pursuant to the Alliance Laundry’s securitization facilities and certain other dispositions and subject to reinvestment and reimbursement exceptions; and

•	75% of Alliance Laundry’s excess cash flow for each fiscal year, reducing to (i) 50% with respect to any fiscal year for which Alliance Laundry’s leverage ratio is equal to or less than 4.5 to 1.0 and (ii) 0% with respect to any fiscal year for which Alliance Laundry’s leverage ratio is equal to or less than 4.0 to 1.0.

New Senior Subordinated Notes

On January 27, 2005, Alliance Laundry and Alliance Laundry Corporation (together, the “Obligors”) became the obligors on the $150,000,000 aggregate principal amount 8 1/2% senior subordinated notes due 2013 (the “Notes”), issued under the Indenture, dated January 27, 2005 (the “Indenture”), by ALH Finance and ALH Finance Corporation (together, the “Initial Issuers”), pursuant to (i) the merger of ALH Finance LLC with and into Alliance Laundry, with Alliance Laundry as the surviving entity and the merger of ALH Finance Corporation with and into Alliance Laundry Corporation with Alliance Laundry Corporation as the surviving entity, and (ii) the entry into a Supplemental Indenture, dated January 27, 2005, among Obligors, Holdings and The Bank of New York Trust Company, N.A. (the “Trustee”), as trustee. In addition, pursuant to the Supplemental Indenture, Holdings became the guarantor of the obligations of the Obligors under the Notes and the Indenture. The net proceeds to the Initial Issuers from the sale of the Notes was $145,125,000. The net proceeds from the sale of the Notes were used, as described above, under –“New Credit Facility.” The Notes are unconditionally guaranteed on an unsecured senior subordinated basis by Holdings, and, subject to certain exceptions, will be guaranteed by certain newly acquired or created domestic subsidiaries of Alliance Laundry (other than off-balance sheet securitization entities). The Indenture contains a number of covenants that limit the Obligors and certain of their subsidiaries from, among other things to making investments; incurring or guaranteeing additional indebtedness, paying dividends or making other distributions on capital stock or redeeming or repurchasing capital stock, creating liens; incurring dividend or other payment restrictions affecting subsidiaries, selling assets; merging or consolidating with other entities, entering into transactions with affiliates, and engaging in certain business activities. These covenants are subject to a number of important exceptions and qualifications. The Indenture includes usual and customary events of default for Notes of this nature and provides that, if there is an event of default, the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately or if there is any senior credit facility outstanding that constitutes senior debt, upon the first to occur of (i) the declaration of an acceleration of indebtedness outstanding under any such senior credit facilities and (ii) the fifth business day after receipt by the Obligors and the agents or trustees acting on behalf of any such senior credit facility of such declaration given under the Indenture. In addition, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Obligors or certain of their subsidiaries, all outstanding Notes will become due and payable without further action or notice. In addition, upon the occurrence of certain change of control events and asset sales, each holder of Notes will have the right to require the Obligors to make an offer to repurchase all or any of such holder’s Notes pursuant to the offer to repurchase at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The Acquisition

Change of Control

On January 27, 2005, ALH, an entity established by Teachers’ Private Capital, the private equity arm of Ontario Teachers’ Pension Plan Board (“OTPP”), purchased Holdings from Bain Capital Partners, LLC and other minority shareholders pursuant to a unit purchase agreement, dated December 7, 2004, for aggregate consideration of approximately $450.0 million. In connection with the Acquisition, the members of Holdings’ management have acquired approximately 8% of the common stock of ALH, and approximately 92% of the common stock of ALH is owned OTPP. The acquisition was financed with the approximately $350.0 million of debt financing described above in Item 2.03, $107.4 million of equity financing from OTPP, management’s equity investment and available cash on Holdings’ consolidated balance sheet.

100% of the membership interests of Alliance Laundry has been pledged by Holdings in favor of the administrative agent for the benefit of the secured parties under the Guarantee.

New Stockholders Agreement

On January 27, 2005, ALH entered into a stockholders agreement (the “Stockholders Agreement”) with OTPP, certain employees of ALH or its subsidiaries and certain entities affiliated with such employees that own shares of ALH’s common stock. The Stockholders Agreement provides that Thomas F. L’Esperance will be a member of the board of directors of ALH for so long as he serves as Alliance Laundry’s chief executive officer. OTPP has the right to designate the other members of ALH’s board of directors. The Stockholders Agreement provides that the other parties to the Stockholders Agreement will vote all of the shares of common stock owned by such stockholders in favor of the director designees of OTPP. The Stockholders Agreement contains customary terms, including, among other things, terms regarding transfer restrictions, tag-along rights, drag-along rights, calls and preemptive rights. Subject to certain exceptions the Stockholders Agreement generally restricts the transfer of shares of common stock owned by the employees and the entities affiliated with such employees, which are or become parties to the agreement.

The foregoing description of the acquisition is qualified in its entirety by reference to the press release dated January 27, 2005 attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 27, 2005, Edward W. Conard, Robert C. Gay, Stephen C. Sherrill and Thomas F. L’Esperance ceased to be directors of Alliance Laundry Corporation.

On January 27, 2005, Edward W. Conard, Robert C. Gay, Stephen C. Sherrill, Thomas F. L’Esperance and Stephen M. Zide ceased to be members of the Board of Managers of Holdings and Alliance Laundry.

On January 27, 2005, Thomas F. L’Esperance, Bruce P. Rounds, Scott L. Spiller and Jeffrey J. Brothers resigned as Chief Executive Officer and President, Vice President and Chief Financial Officer, Vice President, Chief Legal Officer and Secretary, and Senior Vice President, Sales and Marketing, respectively, of Alliance Laundry Corporation.

On January 27, 2005, Lee L. Sienna was appointed as President of Alliance Laundry Corporation.

Alliance Laundry is wholly-owned by Holdings and Holdings is wholly-owned by ALH. As limited liability companies, neither Alliance Laundry nor Holdings has a board of directors and, as of January 27, 2005, neither entity has a board of managers. The ultimate function of a board of directors for both Alliance Laundry and Holdings will be fulfilled by the Board of Directors of ALH.

On January 27, 2005, Thomas F. L‘Esperance, Lee L. Sienna and Shael J. Dolman became the members of the Board of Directors of ALH. In addition, on January 27, 2005, Thomas F. L’Esperance became the sole director of Alliance Laundry Corporation.

Thomas F. L’Esperance, 56, is a member of the Board of Directors of ALH and the Director of Alliance Laundry Corporation. He has been the President of Holdings and Alliance Laundry since March 1996, and additionally Chief Executive Officer of Holdings and Alliance Laundry since May 1998. From June 1991 to 1996 Mr. L’Esperance served as a president for Caloric Corporation and Amana Home Appliances. Prior to that time, Mr. L’Esperance held several executive management positions with Raytheon Company.

Shael J. Dolman, 33, is a member of the Board of Directors of ALH and the Secretary of Alliance Laundry Corporation. Mr. Dolman is a Portfolio Manager at Teachers’ Private Capital, the private equity arm of OTPP. Mr. Doman joined OTPP in 1997 after working in Commercial and Corporate Banking at a Canadian chartered bank. Mr. Dolman received his Bachelor of Arts from the University of Western Ontario and his MBA from McGill University. He is a director of Worldspan Technologies Inc.

Lee L. Sienna, 53, is a member of the Board of Directors of ALH and the President of Alliance Laundry Corporation. Mr. Sienna has been Vice President of Teachers’ Private Capital since 2002. From 1998 to 2002, Mr. Sienna was Partner at Calcap Corporate Finance Limited. From 1995 to 1998, Mr. Sienna was Vice President, Corporate Development at Dairyworld Foods. Prior to 1995, Mr. Sienna held various positions in management and corporate development. He is a director of Samsonite Corporation. Mr. Sienna is also a Chartered Accountant and a graduate (HBA) of the Richard Ivey School of Business at the University of Western Ontario and received an MBA from the Rotman School at the University of Toronto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press release issued January 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas F. L’Esperance
Date: February 1, 2005	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President & Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Lee L. Sienna
Date: February 1, 2005	Name:	Lee L. Sienna
	Title:	President

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas F. L’Esperance
Date: February 1, 2005	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued January 27, 2005.